Exhibit 3.103

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES MIDDLE GEORGIA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2000, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES MACON, LLC” TO “ADVANCED DISPOSAL SERVICES MIDDLE GEORGIA, LLC”, FILED THE ELEVENTH DAY OF AUGUST, A.D. 2008, AT 6:51 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES MIDDLE GEORGIA, LLC”.

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957326

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES MACON, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Advanced Disposal Services Macon, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 25 day of December, 2000.

ADVANCED DISPOSAL SERVICES MACON, LLC

By:

Michael A. Wodrich

Authorized Representative of Company

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

ADVANCED DISPOSAL SERVICES MACON, LLC

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Advanced Disposal Services Macon, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1. The name of the limited liability company is Advanced Disposal Services Macon, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety and replacing it as follows:

ARTICLE I—NAME

The name of this limited liability company is Advanced Disposal Services Middle Georgia, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned Member has executed this Certificate of Amendment this 11th day of August, 2008.

ADVANCED DISPOSAL SERVICES, INC.

By:
Christian B. Mills Authorized Person of Company

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